SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 29, 2001

                           RECONDITIONED SYSTEMS, INC.
                 (Exact name of registrant as specified in charter)

         Arizona                    0-20924                   86-0576290
(State or other jurisdiction   (Commission File Number)   (IRS Employer
            of incorporation)                              Identification No.)

                     444 West Fairmont, Tempe, Arizona 85282
                     (Address of principal executive offices)

                                  480-968-1772
                (Registrant's telephone number, including area code)

                                       N/A
              (Former name or former address, if changed since last report)


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Item 4.           Changes in Registrant's Certifying Accountant.

                  On June 8, 2001, the Registrant's former principal independent accountant, Semple & Cooper, LLC ("Semple"), resigned. On June 15th, the Registrant filed a Form 8-K announcing their resignation. On June 29, 2001, the day after the Registrant announced it had selected a successor auditor, Semple sent a response to the Securities and Exchange Commission regarding the Registrant's Form 8-K filed on June 15th. In Semple's response letter they stated, "As a result of this information that has recently come to our attention, we are no longer able to rely on management's representations." In addition, in their June 29th response, which was issued a full three weeks after their resignation and the same day the Registrant's 10-KSB was due, Semple withdrew their audit opinions related to the Registrant's financial statements for the years ended March 31, 1999 and 2000.

                  On July 17, 2001, the Securities and Exchange Commission's Division of Corporation Finance (the SEC) requested the Registrant to provide detailed information regarding Semple's comments. The Registrant provided a copy of the SEC's letter to Semple via facsimile on July 17, 2001 and requested Semple to provide the required explanations to the Registrant no later than 5:00 p.m. on July 20, 2001 so the Registrant could completely respond to the SEC's inquiry. As of the filing of this Form 8-K, Semple has not responded to this request.

                  On July 16, 2001, a member of the Registrant's Audit Committee sent a letter to Semple, requesting a detailed discussion of Semple's comments in their above referenced response letter to the SEC. Semple refused to comment to the Registrant's Audit Committee.

                  Additionally, a Staff Member of the SEC informed the Registrant that the SEC has directly requested an explanation from Semple; however, to the Registrant's knowledge Semple has declined to comment.

                  The Registrant has engaged Moffitt & Company, PC to audit the Registrant's financial statements for the fiscal years ended March 31, 2001 and 2000. The audit for the fiscal year ended March 31, 2001 was completed on July 5, 2001 and is included in the Registrant's Form 10-KSB filed on July 6, 2001 and subsequently amended on July 18, 2001. The Registrant expects the audit for the fiscal year ended March 31, 2000 to be completed on or about July 27, 2001, with no audit adjustments to the previously filed financials. Upon completion of the 2000 audit, the Registrant will file an amended 10-KSB to include Moffitt & Company's audit opinion for the fiscal years ended March 31, 2001 and 2000.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                           Reconditioned Systems, Inc.

Date:  July 20, 2001                                 /s/ Dirk D. Anderson
                                                     ___________________________
                                                     Dirk D. Anderson
                                                     Chief Executive Officer


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